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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26767) pertaining to the Greif Bros. Corporation 1996 Directors Stock Option Plan, (Form S-8 No. 333-26977) pertaining to the Greif Bros. Corporation Incentive Stock Option Plan, (Form S-8 No. 333-35048) pertaining to the Greif Bros. 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46134) pertaining to the Greif Bros. Corporation Production Associates 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust, (Form S-8 No. 333-61058) pertaining to the Greif Bros. Corporation 2000 Nonstatutory Stock Option Plan,(Form S-8 No. 333-61068) pertaining to the Greif Bros. Corporation 2001 Management Equity Incentive and Compensation Plan, (Form S-4 No. 333-100121) pertaining to the 8 7/8% Senior Subordinated Notes due 2012, (Form S-8 No. 333-106343) pertaining to the Greif Board Hourly Employees 401(k) Plan, (Form S-8 No. 333-106342) pertaining to the Van Leer Containers, Inc. Retirement Savings Plan for Eligible Employees, (Form S-8 No. 333-106341) pertaining to the Great Lakes Corrugated Corp. Hourly Employees Profit Sharing and Savings Plan, (Form S-8 No. 333-106337) pertaining to the American Flange & Manufacturing Co., Inc. Employees Retirement Savings Plan, (Form S-8 No. 333-106336) pertaining to the Great Lakes Corrugated Corp. Salaried Employees Profit Sharing and Savings Plan, (Form S-8 No. 333-106333) pertaining to the Greif Board Salaried Employees 401(k) Plan, and (Form S-8 No. 333-106287) pertaining to the Van Leer Containers, Inc. Thrift Plan, of our report dated December 11, 2003 with respect to the consolidated financial statements and the financial statement schedule of Greif, Inc. included in this Annual Report (Form 10-K) of Greif, Inc. for the year ended October 31, 2003.


/s/ Ernst & Young LLP

Columbus, Ohio
January 20, 2004